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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF CIRCOR INTERNATIONAL, INC.

I.       Subsidiaries of CIRCOR International, Inc.:

         1.   Spence Engineering Company, Inc., a Delaware Corporation

         2.   KF Sales Corporation, a Delaware Corporation

         3.   Leslie Controls, Inc., a New Jersey Corporation

         4.   Circle Seal Controls, Inc., a Delaware Corporation

         5.   KF Industries, Inc., an Oklahoma Corporation

         6.   Circor, Inc., a Massachusetts Corporation

         7. Societe Alsacienne Regulaves Thermiques von Rohr, SAS, a French Limited Liability Company

         8.   Circor Holding B.V., a Netherlands Corporation

         9.   Circor (Jersey) Ltd., a United Kingdom Company (80% ownership)

II.      Subsidiaries of Circle Seal Controls, Inc.:

         1.   CIRCOR IP Holding Co., a Delaware Corporation

         2.   Circle Seal Corporation, a Delaware Corporation

         3.   Suzhou KF Valve Co., Ltd. (JV), a Chinese Joint Venture

         4.   Hoke, Inc., a New York Corporation

         5.   Circor Business Trust, a Massachusetts Business Trust

III.     Subsidiaries of KF Industries, Inc.:

         1.   Pibiviesse S.p.A., an Italian Company

         2.   IOG Canada Inc., a Canadian Corporation

IV.      Subsidiaries of Pibiviesse S.p.A.;

         1.   De Martin Giuseppe & Figli Srl, an Italian Company

V.       Subsidiaries of IOG Canada, Inc.:

         1.   SSI Equipment Inc., a Canadian Corporation

VI.      Subsidiaries of Hoke, Inc.:

         1.   Hoke International, Ltd., a New York Corporation

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         2.   Hoke Controls, Ltd., a Canadian

         3. Lambda-Centaurus-Vermogensuerwaltungs-GmbH, a German Closed Corporation

         4.   Circor (Jersey) Ltd., a United Kingdom Company (20% ownership)

VII.     Subsidiaries of Hoke International, Ltd.:

         1.   Circor Instrumentation Ltd., a United Kingdom Company

VIII.    Subsidiaries of CAROLINE Einundsechzigste
         Veremogensverwaltungsgesellschaft GmbH (to be renamed RTK Acquisition
         GmbH), a German Closed Corporation:

         1.   Regeltechnik Kornwestheim GmbH, a German Closed Corporation

         2.   Kienzle Scholzen Hanle GbR, a German Partnership

IX.      Subsidiaries of Regeltecknik Kornwestheim GmbH:

         1.   RTK Limited, a United Kingdom Corporation

X.       Subsidiaries of Societe Alsacienne Regulaves Thermiques von Rohr, SAS:

         1.   SCI MMC, a French Limited Liability Partnership

XI.      Subsidiaries of Circor Business Trust:

         1.   Circor Securities Corp., a Massachusetts Corporation

XII.     Subsidiaries of Circor Jersey, Ltd.:

         1.   Circor German Holdings, LLC, a Massachusetts Corporation

XIII.    Subsidiaries of Circor German Holdings, LLC:

         1.   Circor German Holdings, GmbH, a German Corporation

XIV.     Subsidiaries of Circor German Corporation

         1.   Hoke GmbH, a German Corporation

         2.   CAROLINE Einundsechzigste Veremogensverwaltungsgesellschaft GmbH